As filed with the Securities and Exchange Commission on July 14, 1995.

Registration No. 33-


                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549


                                 FORM S-8

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           QUANTUM CORPORATION
           (Exact name of issuer as specified in its charter)


        DELAWARE                                      94-2665054
   (State or other jurisdiction                    (I.R.S. Employer
        of incorporation or                       Identification No.)
          organization)


                          500 McCarthy Boulevard
                            Milpitas, CA  95035
                  (Address of principal executive offices)


                       1993 LONG-TERM INCENTIVE PLAN
                          (Full title of the plan)


                              JOSEPH T. RODGERS
Executive Vice President, Finance, Chief Financial Officer and Secretary
                             QUANTUM CORPORATION
                            500 McCarthy Boulevard
                             Milpitas, CA  95035
                                (408) 894-4000
            (Name, address and telephone number of agent for service)



                                    Copy to:
                            Steven E. Bochner, Esq.
                            Gregory M. Priest, Esq.
                       Wilson, Sonsini, Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                          Palo Alto, California 94304

CALCULATION OF REGISTRATION FEE

                                 Proposed      Proposed
Title of                         Maximum       Maximum
Securities        Amount         Offering      Aggregate       Amount of
to be             to be          Price Per     Offering        Registration
Registered        Registered     Share (1)     Price(1)        Fee


Common Stock      1,846,571      $23.625       $43,625,240     $15,043.19



(1)	Estimated in accordance with Rule 457(h) solely for the purpose of computing the amount of the registration fee based on the prices of the Company's Common Stock as reported on the Nasdaq National Market on July 11, 1995.

QUANTUM CORPORATION

REGISTRATION STATEMENT ON FORM S-8

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     There are hereby incorporated by reference into this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission (the "Commission"):

     a. The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1995, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended.

     b. The Company's Form S-8 Registration Statement under the Securities Act of 1933, as amended (File No. 33-72222), which became effective November 30, 1993.

     c. The description of the Company's Common Stock to be offered hereby contained in the Company's Registration Statement on Form 8-A which became effective August 1, 1983, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents.

The following additional Exhibits are hereby enclosed for filing:

Exhibit
Number

5.1        Opinion of counsel as to legality of securities being registered.

23.1       Consent of Ernst & Young LLP, Independent Auditors.

23.2       Consent of Counsel (contained in Exhibit 5.1).

24.1       Power of Attorney (see page II-3).

SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on this 14th day of July, 1995.

                              QUANTUM CORPORATION


                              By    \s\ Joseph T. Rodgers
                                    Joseph T. Rodgers,
                                    Executive Vice President, Finance,
                                    Chief Financial Officer and Secretary

POWER OF ATTORNEY


	KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William J. Miller and Joseph T. Rodgers, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

	Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                  Title                                Date

\s\ WILLIAM J. MILLER      Chairman of the Board and Chief     July 14, 1995
(William J. Miller)        Executive Officer (principal
                           executive officer)


\s\ JOSEPH T. RODGERS      Executive Vice President, Finance,  July 14, 1995
(Joseph T. Rodgers)        Chief Financial Officer, and
                           Secretary (principal financial
                           and accounting officer)


\s\ STEPHEN M. BERKLEY     Director                            July 14, 1995
(Stephen M. Berkley)


\s\ DAVID A. BROWN         Director                            July 14, 1995
(David A. Brown)


\s\ ROBERT J. CASALE       Director                            July 14, 1995
(Robert J. Casale)


\s\ EDWARD M. ESBER, JR.   Director                            July 14, 1995
(Edward M. Esber, Jr.)


\s\ STEVEN C. WHEELWRIGHT  Director                            July 14, 1995
(Steven C. Wheelwright)

Exhibit Index


                                                               Sequentially
Exhibit                                                        Numbered
Number                                                         Page

5.1         Opinion of counsel as to legality of
            securities being registered.                         9

23.1        Consent of Ernst & Young LLP,
            Independent Auditors.                               10

23.2        Consent of Counsel (contained in
            Exhibit 5.1)

24.1        Power of Attorney (see page II-3 of
            Registration Statement)

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549





EXHIBITS



Registration Statement on Form S-8

Quantum Corporation

July 14, 1995

EXHIBIT 5.1







July 13, 1995




Quantum Corporation
500 McCarthy Boulevard
Milpitas, CA  95035

Re:	Registration Statement
	on Form S-8

Gentlemen:

	We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about July 14, 1995 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of an additional 1,846,571 shares of your Common Stock reserved for issuance under the 1993 Long-Term Incentive Plan (the "Plan"). As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of such Common Stock under the Plan.

	It is our opinion that, when issued and sold in the manner referred to in the Plan and pursuant to the agreements which accompany the Plan, the Common Stock issued and sold thereby will be legally and validly issued, fully paid and non-assessable.

	We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any Prospectus constituting a part thereof, and any amendments thereto.

                                    Very truly yours,


                                    WILSON, SONSINI, GOODRICH & ROSATI
                                    Professional Corporation

EXHIBIT 23.1


CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


	We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1993 Long-Term Incentive Plan of Quantum Corporation of our report dated April 28, 1995, with respect to the consolidated financial statements and schedule of Quantum Corporation included in its Annual Report (Form 10-K) for the year ended March 31, 1995 filed with the Securities and Exchange Commission.


                                    ERNST & YOUNG LLP





Palo Alto, California
July 12, 1995